EXHIBIT 10.6

GUARANTY OF NON-RECOURSE AND

ENVIRONMENTAL INDEMNITY OBLIGATIONS

TO:	GENERAL ELECTRIC CAPITAL CORPORATION, AS COLLATERAL AGENT, AND TO THE PARTIES THAT ARE, OR HEREAFTER BECOME, NOTE A LENDERS AND NOTE B LENDERS (AS DEFINED BELOW)

THIS GUARANTY OF NON-RECOURSE AND ENVIRONMENTAL INDEMNITY OBLIGATIONS ("Guaranty"), dated as of March 18, 2008, is made by PRIME GROUP REALTY, L.P., a Delaware limited partnership (the "Guarantor"), in favor of (i) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), as Collateral Agent for the Note A Lenders and the Note B Lenders (in such capacity, "Collateral Agent"), (ii) ING USA ANNUITY AND LIFE INSURANCE COMPANY, an Iowa corporation ("ING"), and any subsequent holders from time to time (together with ING, collectively, the "Note A Lenders") of interests in that certain Promissory Note A dated the date of this Guaranty made by 330 N. WABASH AVENUE, L.L.C., a Delaware limited liability company (the "Borrower"), and payable to the order of the ING in the original principal amount of $88,000,000 (such Promissory Note A, together with all promissory notes delivered in substitution or exchange thereof, in each case as the same may be from time to time consolidated, split, amended, modified, extended, renewed, substituted and/or supplemented, shall be collectively referred to in this Guaranty as "Note A"), the provisions of which Note A are incorporated in this Guaranty by reference, and (iii) GECC and any subsequent holders from time to time (together with GECC, collectively, the "Note B Lenders") of interests in that certain Promissory Note B dated the date of this Guaranty made by the Borrower and payable to the order of GECC in the original principal amount of $100,000,000 (such Promissory Note B, together with all promissory notes delivered in substitution or exchange thereof, in each case as the same may be from time to time consolidated, split, amended, modified, extended, renewed, substituted and/or supplemented, shall be collectively referred to in this Guaranty as the "Note B"), the provisions of which Note B are incorporated in this Guaranty by reference, and which Note B is executed pursuant to that certain Loan Agreement (Loan B) dated as of the date of this Guaranty among the Borrower, the Note B Lenders from time to time party thereto, and Collateral Agent (such Loan Agreement, as it may from time to time be supplemented, modified and amended, being referred to in this Guaranty as the "Agreement"). The Note A Lenders and the Note B Lenders are hereinafter sometimes collectively referred to as the "Lenders"). Capitalized terms used in this Guaranty and not otherwise defined are used with the meanings set forth in Note B.

Subject to the terms and conditions set forth in Note A, the Agreement, Note B and the Mortgages (as hereinafter defined), the Note A Lenders have agreed to make a loan to the Borrower in the aggregate principal amount of $88,000,000 (collectively, "Loan A") and the Note B Lenders have agreed to make loans to the Borrower in the aggregate amount of up to $100,000,000 (collectively, "Loan B") to provide financing for the Project (as defined in the

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Agreement). Loan A and Loan B (collectively, the "Loans") will be secured by (i) that certain Mortgage, Assignment of Leases, Security Agreement and Fixture Filing and (ii) that certain Leasehold Mortgage, Assignment of Leases, Security Agreement and Fixture Filing (collectively, the "Mortgages"), each executed by the Borrower in favor of Collateral Agent (on behalf of the Note A Lenders and the Note B Lenders) with respect to the Project. As a condition of the obligation of the Note A Lenders to make Loan A and the Note B Lenders to make Loan B, the Guarantor is required to execute and deliver to Collateral Agent, the Note A Lenders and the Note B Lenders this Guaranty.

To induce the Note A Lenders to make Loan A and the Note B Lenders to make Loan B and for other valuable consideration, the Guarantor agrees as follows:

1.         Guaranteed Obligations. The Guarantor absolutely and unconditionally guarantees the punctual and complete payment and performance when due of all indebtedness and obligations of Borrower under that certain Environmental Indemnification Agreement #1 dated of even date herewith and that certain Environmental Indemnification Agreement #2 dated of even date herewith, each executed by Borrower (hereinafter, as they may be from time to time amended, modified, extended, renewed, refinanced, substituted and/or supplemented, collectively referred to as the "Environmental Indemnification Agreements"), and all other indebtedness and obligations under the Loan Documents for which Borrower has personal liability to Lender, as the same may be limited under Section 26 of Note A or Section 26 of Note B; in each case as such indebtedness and obligations may from time to time be supplemented, modified, amended, renewed and extended, whether evidenced by new or additional instruments, documents or agreements or otherwise (collectively, the "Guaranteed Obligations"). Without limiting the foregoing, upon the occurrence of any of the events described in Subsections 26(j) and 26(l) of Note A and Subsections 26(j) and 26(l) of Note B, the limitation on the recourse of Lender against Borrower shall be null and void and Lender shall have full recourse against Borrower for, and the Guarantor shall jointly and severally guaranty the payment and performance by Borrower of, Loan A, Loan B and all principal, interest and other sums owing under Note A, Note B or any of the other Loan Documents (as defined in the Agreement) (all such documents, collectively, the "Loan Documents"). Upon the occurrence of any Event of Default, all Guaranteed Obligations shall, at the option of Collateral Agent, immediately become due and payable by the Guarantor without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by the Guarantor, and irrespective of whether any Guaranteed Obligations have then become due and payable by the Borrower or any other Person (each of the Borrower and any such other Person other than Guarantor being referred to in this Guaranty as an "other Borrower Party").

2.         Nature of Guaranty. This Guaranty is a guaranty of payment and performance and not of collection, is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future, including (a) interest and other Guaranteed Obligations arising or accruing after bankruptcy of any other Borrower Party or any sale or other disposition of any security for this Guaranty or for the obligations of any other Borrower Party (any such security being referred to in this Guaranty as the "Security"), and (b) any Guaranteed Obligations that survive repayment of the Loans. This Guaranty and any Security for this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of any Guaranteed Obligations is rescinded or must otherwise be

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returned by Collateral Agent, the Note A Lenders, the Note B Lenders or any other Person upon the bankruptcy, insolvency or reorganization of any other Borrower Party or otherwise, all as though such payment or performance had not occurred. The Guarantor shall have no authority to revoke this Guaranty, but if any such revocation shall be deemed to have occurred by operation of law or otherwise, the provisions of this Guaranty shall continue to apply notwithstanding such revocation.

3.         Obligations Independent. The obligations of the Guarantor under this Guaranty are independent of the obligations of any other Borrower Party under the Loan Documents (such obligations of any other Borrower Party, including the Borrower's obligations in respect of the Guaranteed Obligations, being referred to in this Guaranty as the "Other Obligations") and any Security, and the enforceability of any Security for this Guaranty is likewise independent of any such Other Obligations and any other Security. Collateral Agent may bring action against the Guarantor and otherwise enforce this Guaranty or any Security for this Guaranty without bringing action against any other Borrower Party or joining any other Borrower Party in any action against the Guarantor, and otherwise independently of any other right, power or remedy (each, a "Remedy") that may be available to Lender at any time with respect to any Other Obligations or Security. The Guarantor waives any right to require Collateral Agent or Lenders at any time to proceed against any other Borrower Party, apply any Security or otherwise enforce, proceed against or exhaust any Other Obligations or Security or pursue any other Remedy in Collateral Agent's or any Lender's power.

4.         Action with Respect to Other Obligations or Security. The Guarantor authorizes Collateral Agent and each Lender, without notice or demand and without affecting its liability under or the enforceability of this Guaranty or any Security for this Guaranty, from time to time to:

(a)       supplement, modify, amend, renew, extend, accept partial payments or performance on or otherwise change the time, manner or place of payment or performance or the interest rate or other terms or the amount of, or release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer or consent to the transfer of or enter into or give any other agreement, approval, waiver or consent with respect to or in exchange for any Other Obligations or Security or any of the Loan Documents (including release the Fourteenth Floor (as defined in Note B) pursuant to Section 29 of Note A or Section 29 of Note B);

(b)	receive and hold additional Security or guaranties;

(c)       release any other Borrower Party from any personal liability with respect to any Other Obligations and participate in any bankruptcy or reorganization of any other Borrower Party in such manner as Collateral Agent or such Lender may determine; and

(d)       accelerate, settle, compromise, compound, sue for, collect or otherwise liquidate, enforce or deal with any Other Obligations or Security (including judicial or nonjudicial sale or other disposition of any Security), bid and purchase at any sale or other disposition of any Security and apply any Security and any proceeds or other

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payments received by Collateral Agent or such Lender, in each case in such order and manner as Collateral Agent or such Lender may determine.

5.         Waiver of Defenses. The Guarantor waives any defense to the enforcement of this Guaranty or any Security for this Guaranty arising by reason of:

(a)       any present or future federal, state or local laws, rules, regulations, ordinances or codes (all such laws, rules, regulations, ordinances or codes being hereinafter referred to collectively as "Laws"), or orders affecting the terms of, or Collateral Agent's or any Lender's Remedies with respect to, any Other Obligations or Security;

(b)       the absence or cessation of personal liability of any other Borrower Party with respect to any Other Obligations;

(c)       the failure of any other Person to execute this Guaranty or any other guaranty or agreement;

(d)       the failure of any other Borrower Party to properly execute any Loan Document or otherwise comply with applicable legal formalities;

(e)       the unenforceability or invalidity of any Other Obligations or Security or the lack of perfection or failure of priority or any other loss or impairment of any Security;

(f)        any discharge or release of any other Borrower Party or any Other Obligations or Security or any impairment or suspension of any Remedies of Collateral Agent or any Lender, whether resulting from any act or omission of Collateral Agent or any Lender or any other Person or by operation of law or otherwise;

(g)       any bankruptcy, insolvency or reorganization of any other Borrower Party or any disability or other defense of any other Borrower Party with respect to any Other Obligations or Security;

(h)       any failure of Collateral Agent or any Lender to disclose to the Guarantor any information relating to the financial condition, operations, properties or prospects of, or any other matter relating to, any other Borrower Party now or in the future known to Collateral Agent or any Lender (the Guarantor waiving any duty on the part of Collateral Agent or any Lender to disclose such information, including in response to any request by the Guarantor to provide such information);

(i)        any failure of Collateral Agent or any Lender to monitor proper application of loan funds or compliance with the Loan Documents, or to preserve, insure or protect any Security or any subrogation, contribution or reimbursement rights of the Guarantor;

(j)        any future extensions of credit to the Borrower or any other Borrower Party;

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(k)       any failure, omission or delay in the exercise or enforcement by Collateral Agent or any Lender of any Remedy against any other Borrower Party or any Security;

(l)        any application of proceeds or payments received by Collateral Agent or any Lender to obligations other than the Guaranteed Obligations; or

(m)      any other action by Collateral Agent or any Lender, whether authorized by Section 4 of this Guaranty or otherwise, or any omission by Collateral Agent or any Lender or other failure of Collateral Agent or any Lender to pursue, or any delay in pursuing, any other Remedy in Collateral Agent's or any Lender's power.

The Guarantor further waives: (i) any defense to the recovery by Collateral Agent or any Lender against the Guarantor of any deficiency or otherwise to the enforcement of this Guaranty or any Security for this Guaranty based upon the Collateral Agent's or any Lender's election of any remedy against Guarantor or any other Borrower Party; (ii) any defense or benefits that may be derived from any anti-deficiency and one form of action defenses under applicable laws; (iii) any right to a fair value hearing to determine the size of any deficiency owing (for which the Guarantor would be liable hereunder) following a foreclosure sale; (iv) all benefits of any statute of limitations affecting the Guarantor's liability under or the enforcement of this Guaranty or any Other Obligations or Security; (v) all setoffs and counterclaims; (vi) promptness, diligence, presentment, demand for performance and protest; (vii) notice of nonperformance, default, acceleration, protest or dishonor; (viii) except for any notice otherwise required by applicable Laws that may not be effectively waived by the Guarantor, notice of sale or other disposition of any Security; (ix) notice of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations, and all other notices of any kind with respect to any Other Obligations, and (x) any duty of Collateral Agent and/or Lenders to keep the Guarantor apprised of any matter or to answer any inquiries or provide any information with respect to the Borrower, the Project, the Security, or the Loans.

Without limiting the foregoing, or anything else contained in this Guaranty, the Guarantor waives all rights and defenses that the Guarantor may have because the Other Obligations are secured by real property. This means, among other things:

(A)      The Collateral Agent and the Lenders may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and

(B)      If the Collateral Agent forecloses on any real property collateral pledged by the Borrower: (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (2) the Collateral Agent and the Lenders may collect from the Guarantor even if the foreclosure on the real property collateral has destroyed any right the Guarantor may have to collect from the Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Other Obligations are secured by real property.

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6.         Waiver of Subrogation. The Guarantor waives the Guarantor's rights of subrogation and reimbursement and any rights or defenses the Guarantor may have by reason of protection afforded to the Borrower with respect to the obligation so guaranteed pursuant to any applicable antideficiency or other Laws limiting or discharging the Borrower's indebtedness. The Guarantor shall not exercise, and hereby waives, any rights of subrogation, contribution, indemnity or reimbursement against any other Borrower Party, and waives any right to enforce any Remedy which Collateral Agent or any Lender now has or may in the future have against any other Borrower Party and any benefit of, and any right to participate in, any Security or Other Obligations now or in the future held by Collateral Agent or any Lender. If the Guarantor nevertheless receives payment of any amount on account of any such subrogation, contribution, indemnity or reimbursement rights or otherwise in respect of any payment or performance by the Guarantor of any Guaranteed Obligations prior to payment and performance in full of all Other Obligations, such amount shall be held in trust for the benefit of the Lenders and immediately paid to Collateral Agent for application to the Other Obligations in such order and manner as Collateral Agent may determine.

7.         Representations of the Guarantor. The Guarantor represents and warrants to Collateral Agent and each of the Lenders that:

(a)	this Guaranty is executed at the request of the Borrower;

(b)       the Guarantor has established adequate means of obtaining from any other Borrower Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Borrower Parties;

(c)       the Guarantor has received and approved copies of all of the other Loan Documents;

(d)       no oral promises, assurances, representations or warranties have been made by or on behalf of Collateral Agent or any Lender to induce the Guarantor to execute and deliver this Guaranty; and

(e)       the Guarantor has reviewed the provisions of Section 27 of Note A and Section 27 of Note B, and hereby makes, for itself, himself, or herself (as applicable), in the place and stead of Borrower, all representations, warranties, covenants and agreements contained in such provisions of Note A and Note B.

8.         Indemnification by the Guarantor. Without limitation on any other obligations of the Guarantor or Remedies of Collateral Agent or any Lender under this Guaranty, the Guarantor shall indemnify, defend and save and hold harmless Collateral Agent, the Note A Lenders and the Note B Lenders from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of Collateral Agent's and any Lender's legal counsel and the reasonable charges of Collateral Agent's and any Lender's internal legal counsel) suffered or incurred by Collateral Agent or any Lender as a result of:

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(a)       any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the rights of creditors generally; or

(b)       any failure of the Borrower to pay and perform any Guaranteed Obligations in accordance with the terms of such Guaranteed Obligations.

9.	Financial Information.

(a) Within forty-five (45) days after the end of each fiscal quarter, Guarantor shall furnish, or cause to be furnished to Collateral Agent, as soon as available, but in any event within forty-five (45) days after the close of each of the first, second and third fiscal quarters of each fiscal year of Guarantor, "unaudited" management prepared statements of income and cash flows for Guarantor for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an "unaudited" balance sheet of Guarantor as of the close of such fiscal quarter, all in reasonable detail. Each report or statement shall be accompanied by a certificate executed by Guarantor's chief financial officer or other senior financial officer certifying as to Guarantor's tangible net worth (as defined below) and Guarantor's cash liquidity balances (as defined below).

(b)       Within ninety-one (91) days after the end of each fiscal year, Guarantor shall furnish to Collateral Agent "unaudited" management prepared annual financial statements, including a detailed operating statement stating operating revenues, operating expenses and net cash flow for the fiscal year just ended, along with a current (as of the end of such fiscal year) balance sheet and a certificate executed by Guarantor's chief financial officer or other senior financial officer certifying as to Guarantor's tangible net worth and cash liquidity balances. Notwithstanding the foregoing or the next paragraph hereof, after any Event of Default such annual financial statements shall be audited and prepared in accordance with the generally acceptable accounting principals consistently applied. Such financial statements shall be accompanied by an opinion of an independent certified public accountant acceptable to Collateral Agent, in its sole and absolute discretion, which opinion shall be signed by such independent certified public accountant. The opinion of such accountants shall be free of exceptions or qualifications not acceptable to Collateral Agent, in its reasonable discretion, and in any event shall be free of any exception or qualification which is of “going concern” or like nature or which relates to a more limited scope of examination. Such opinion shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined the financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary under the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of Guarantor as of the end of such fiscal year, and the results of Guarantor's operations and cash flows for such fiscal year, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year.

All such financial statements and compliance certificates delivered to Collateral Agent will be complete and correct and present fairly the financial condition of the Guarantor as of the date

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thereof under generally accepted accounting principles consistently applied (or such other method of preparation approved by Collateral Agent) and will disclose all liabilities of the Guarantor that are required by the accounting method used to be reflected or reserved against, whether liquidated or unliquidated, fixed or contingent. The Guarantor hereby agrees that each time a financial statement is submitted by Guarantor to Collateral Agent, the Guarantor shall be deemed to have represented and warranted to Collateral Agent and each of the Lenders that such financial statement complies with all of the above requirements and that since the date of such submitted financial statement there has been no material adverse change in the financial condition of the Guarantor.

Guarantor shall maintain at all times (a) a tangible net worth of not less Fifteen Million and No/100 Dollars ($15,000,000.00) and (b) cash liquidity balances of not less than Ten Million and No/100 Dollars ($10,000,000.00), as evidenced by the statements, returns and certificates described in the preceding paragraph.

For purposes of this Section 9, "tangible net worth" shall mean, as of any date of determination, total assets, excluding intangible assets (including, without limitation, accumulated depreciation, deferred rent and deferred costs), minus total liabilities, determined on a consolidated basis and in accordance with generally accepted accounting principles consistently applied, and "cash liquidity balances" shall mean, as of any date of determination, lien-free cash balances maintained in the conventional forms of demand deposits, money market account deposits, monies held in cash reserves (excluding those held by Collateral Agent or any Note B Lender or Note A Lender), and other cash equivalents reasonably acceptable to Collateral Agent.

10.       Waivers and Amendments. No supplement to, modification or amendment of, or waiver, consent or approval under, any provision of this Guaranty shall be effective unless in writing and signed by Collateral Agent, and any waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given.

11.       Remedies. Each of the Remedies provided in this Guaranty is cumulative and not exclusive of, and shall not prejudice, any other Remedy provided in this Guaranty or by applicable Laws or under any other Loan Document. Each Remedy may be exercised from time to time as often as deemed necessary by Collateral Agent or Note B Lenders, and in such order and manner as Collateral Agent and/or the Lenders may determine. No failure or delay on the part of Collateral Agent and/or any Lender in exercising any Remedy shall operate as a waiver of such Remedy; nor shall any single or partial exercise of any Remedy preclude any other or further exercise of such Remedy or of any other Remedy.

12.       Costs and Expenses. The Guarantor shall pay to Collateral Agent on demand all costs, expenses and charges of Collateral Agent and the Lenders in connection with the enforcement of, or the exercise of any Remedy or any other action taken by Collateral Agent or any Lender under or in connection with, this Guaranty or any Guaranteed Obligations, including the reasonable fees and disbursements of Collateral Agent's or any Lender's legal counsel and other out-of-pocket expenses, and the reasonable charges of Collateral Agent's or any Lender's internal legal counsel.

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13.       Notices. All notices, demands, requests, and other communications desired or required to be given hereunder (hereinafter individually referred to as a "Notice" and collectively referred to as the "Notices") shall be in writing and shall be given by: (a) hand delivery to the address for Notices; (b) delivery by overnight courier service to the address for Notices; or (c) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices. All Notices shall be deemed given and effective upon the earliest to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) one (1) Business Day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (iii) three (3) Business Days after depositing the Notice in the United States mail as set forth in clause (c) above. All Notices shall be shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

If to Guarantor:	Prime Group Realty Trust 77 West Wacker Drive Suite 3900 Chicago, Illinois 60601 Attn.: Jeff Patterson

with copies to:	Prime Group Realty Trust 77 West Wacker Drive Suite 3900 Chicago, Illinois 60601 Attn.: James F. Hoffman, Esq.

and	Jones Day 77 West Wacker Drive, 35th Floor Chicago, Illinois 60601 Attn.: Stephen E. Hall, Esq.

If to Collateral Agent or the Lenders:

General Electric Capital Corporation

c/o GE Real Estate

500 W. Monroe Street

Chicago, Illinois 60661

Attention:   Asset Management

and

General Electric Capital Corporation

c/o GE Real Estate – Legal

901 Main Avenue

Norwalk, Connecticut 06851

Attention: Paul Mundinger, Esq.

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with a copy to:	Reed Smith LLP 1650 Market Street, Suite 2500 Philadelphia, PA 19103 Attention: Stephen M. Lyons III, Esq.

Provided, that the "copy to" Notice to be given as set forth above is a courtesy copy only; and a Notice given to such Person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

14.       Binding Agreement. This Guaranty shall be binding on and inure to the benefit of the Guarantor, Collateral Agent and each of the Lenders and their respective successors and assigns, except that the Guarantor shall have no right to assign any interest under this Guaranty without the prior written consent of Collateral Agent. Each of the Lenders may from time to time assign its interest under this Guaranty in whole or in part without notice to or the consent of the Guarantor.

15.       Multiple Guarantors. If more than one Person signs this Guaranty as Guarantor, (a) the term "Guarantor" shall mean each such Person, (b) the obligations of each Guarantor shall be joint, several and independent, and (c) this Guaranty shall be construed and enforced as though each Guarantor executed a separate guaranty on the terms set forth in this Guaranty.

16.       Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the Laws of Illinois.

17.       Construction. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will including any other gender. The captions of the sections of this Guaranty are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. Time is of the essence in the performance of this Guaranty by Guarantor. This Guaranty may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

18.       Enforceability. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of the Note A Lenders' consideration for making Loan A and the Note B Lenders' consideration for making Loan B, the Lenders have specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Collateral Agent and each of the Lenders that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and

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(ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Collateral Agent and each of the Lenders, and that Collateral Agent and each of the Lenders are induced to enter into the Agreement and the Note A Lenders are induced to make Loan A and the Note B Lenders are induced to make Loan B in material reliance upon the presumed full enforceability thereof.

19.       Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF COLLATERAL AGENT, THE LENDERS AND THE GUARANTOR WAIVE TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING (INCLUDING COUNTERCLAIMS), WHETHER AT LAW OR EQUITY, BROUGHT BY COLLATERAL AGENT AND/OR ANY LENDER OR THE GUARANTOR AGAINST THE OTHER ON MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO OR CONNECTED WITH THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE LOANS OR ANY TRANSACTION CONTEMPLATED BY, OR THE RELATIONSHIP BETWEEN COLLATERAL AGENT, THE LENDERS AND THE GUARANTOR OR ANY OTHER BORROWER PARTY OR ANY ACTION OR INACTION BY ANY PARTY UNDER, ANY OF THE LOAN DOCUMENTS.

20.       Obligations Remaining Outstanding After Payments and Liquidation of Collateral Shall Be That Guaranteed Hereby. Guarantor agrees that any indebtedness or obligations which remain owing under the Loan Documents after any application of payments received from Borrower and any application to the Loans of proceeds received from the foreclosure of the Mortgages (or after any application of the credit bid of the Collateral Agent at the foreclosure sale) and other liquidation of the collateral for the Loans, shall be deemed to be part of the Guaranteed Obligations guaranteed hereby (subject to the limitation on the nature of the Guaranteed Obligations as set forth in Section 1 hereof); and the Guarantor may not claim or contend so long as any such indebtedness or obligations guaranteed hereby remain outstanding that any payments received by Collateral Agent or any of the Lenders from Borrower or otherwise, or proceeds received by Collateral Agent or any of the Lenders on the liquidation of the collateral for the Loans, shall have reduced or discharged the Guarantor's liability or obligations hereunder. Nothing contained in this Section shall be deemed to (a) limit or otherwise impair any of the waivers or agreements of Guarantor contained in the preceding sections of this Guaranty, (b) require Collateral Agent or any Lender to proceed against Borrower or any collateral for the Loans before proceeding against Guarantor (any such requirement having been specifically waived), or (c) limit or otherwise impair any rights Collateral Agent or any of the Lenders would have in the absence of this Section.

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ATTEST: /s/ Paul G. Del Vecchio Paul G. Del Vecchio Executive Vice President - Capital Markets

"GUARANTOR":

PRIME GROUP REALTY, L.P.,
a Delaware limited partnership

By:       PRIME GROUP REALTY TRUST,
               a Maryland real estate investment trust
               its sole general partner

               By:/s/ Jeffrey A. Patterson
               Jeffrey A. Patterson
               President and
               Chief Executive Officer

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